Exhibit 99.1

Beam Therapeutics Announces Pricing of Underwritten Offering

Cambridge, Mass., March 10, 2025 – Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today announced the pricing of an underwritten offering of 16,151,686 shares of its common stock at an offering price of $28.48 per share, and, in lieu of common stock to certain investors, pre-funded warrants to purchase 1,404,988 shares of common stock at an offering price of $28.47 per pre-funded warrant, before deducting underwriter discounts and commissions and estimated offering expenses. Each pre-funded warrant will have an exercise price of $0.01 per share, will be exercisable immediately and will be exercisable until exercised in full. Gross proceeds from the offering are expected to be approximately $500.0 million. All of the securities in the offering are to be sold by Beam Therapeutics. The offering is expected to close on or about March 11, 2025, subject to customary closing conditions.

Beam Therapeutics intends to use the net proceeds from the offering for continued advancement of its platform technology, for continued research, development and pre-commercialization activities for its current portfolio of base editing programs and for other potential programs, including biologics license application submission and pre-commercial activities for BEAM-101, for clinical trials, including advancement of a potential pivotal trial for BEAM-302 for treatment of alpha-1 antitrypsin deficiency and of a potential Phase 1/2 clinical trial of the ESCAPE conditioning platform in patients with sickle cell disease, and for general corporate purposes.

J.P. Morgan, Jefferies, Cantor, Citigroup and Wells Fargo Securities are acting as joint book-running managers for the offering.

An automatically effective shelf registration statement relating to the securities offered in the offering described above was filed with the Securities and Exchange Commission (SEC) on February 28, 2024. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form part of the registration statement. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by e-mail at prospectus@cantor.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; or Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform with integrated gene editing, delivery and internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “suggest,” “plan,” “vision,” “strategy,” “possibility,” “promise,” “believe,” “intend,” “project,” “estimates,” “targets,” “projections,” “potential,” “should,” “could,” “would,” “may,” “might,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements relating to the size, structure and completion of the offering; the anticipated use of proceeds of the offering; the therapeutic applications and potential of our technology; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: market conditions and the completion of the offering on the anticipated terms or at all; our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical trials; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates or the delivery modalities we rely on to administer them may cause serious adverse events; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

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Contacts:

Investors:

Holly Manning

Beam Therapeutics

hmanning@beamtx.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

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